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EXHIBIT 99.B11

INDEPENDENT AUDITORS' CONSENT


The Board of Directors
American National Funds Group

We consent to the use of our report on the American National Growth Fund, Inc., American National Income Fund, Inc. and Triflex Fund Inc. dated February 7, 1997 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.

                                                 /s/ KPMG Peat Marwick LLP


Houston, Texas
April 10, 1997